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                                                                   Exhibit 12(a)

                       CERTIFICATE OF INITIAL SHAREHOLDER

     Merrill Lynch Real Investment Fund, the holder of beneficial interests in the amount indicated below, of Master Real Investment Trust, a Delaware statutory trust (the "Trust"), does hereby confirm to the Trust its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion thereof.

                                          Merrill Lynch Real Investment Fund


                                          By: /s/ Donald C. Burke
                                             -----------------------------------
                                          Name: Donald C. Burke
                                          Title: Vice President

Dated: March 22, 2004
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Name of Shareholder          Name of Fund            Amount of Investment
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Merrill Lynch Real
Investment Fund       Master Real Investment Trust   $            100,000
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